Exhibit 99.1

February 9, 2021 INVESTOR PRESENTATION

2 2 Special Note Concerning Forward - Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward - looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statemen ts in this document, including forward - looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forw ard - looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of the new presidential administration and the impact of tariffs, a U.S. withdraw al from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impac t of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID - 19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) change s in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including CECL, which changed how the Company estimates credit losses; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Inter - bank Offered Rate phase - out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that the transaction costs may be greater tha n anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward - looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial res ults, is included in the Company’s filings with the Securities and Exchange Commission.

3 3 Non - GAAP Financial Measures This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non - GAAP” measures in its analysis of the Company’s performance. Management also believes that these non - GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. A reconciliation of the non - GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 32 of this document. For more details on the Company’s non - GAAP measures, refer to the Company’s Annual Report on Form 10 - K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2020.

4 4 Table of Contents Investment Highlights 5 Overview of First Busey Corporation (BUSE) 6 Diversified Business Model 7 Attractive Geographic Footprint 8 Experienced Management Team 9 Protecting a Strong Balance Sheet 10 Robust Capital Foundation 11 High Quality Loan Portfolio 12 Update on COVID - Related Deferral & Modification Trends 18 Participating in the CARES Act Paycheck Protection Program 21 Navigating Credit Cycle from Position of Strength 22 Adoption of CECL Fortifies Loan Loss Reserves 23 Ample Sources of Liquidity 24 Quarterly Earnings Review 25 Core Earnings Power 26 Net Interest Margin 27 Diversified and Significant Sources of Fee Income 28 Resilient Wealth Management Platform 29 Focused Control on Expenses Driving Efficiency Gains 30 Experienced and Successful Acquirer 32 Acquisition of Glenview State Bank 33 Appendix: Use of Non - GAAP Financial Measures 41 ▪ Ticker: BUSE ▪ Market Cap: $1.2 billion ▪ Price/2021 EPS: 10.8x ▪ Price/TBV: 132% ▪ Dividend Yield: 4.20% As of 2/5/2021

Investment Highlights

Attractive Franchise	• Established in 1868: more than 150 years of commitment to local communities and businesses • 68 branches across four states: Illinois, Missouri, Indiana, and Florida • Experienced and proven management team • Provide premier commercial bank, wealth management, and payment processing solutions for customers
Sound Growth Strategy	• Drive organic growth through regional operating model with highly aligned commercial and wealth relationship focused strategies in key markets of operation • Leverage track record as proven successful acquirer to expand through disciplined M&A
High Quality Loan Portfolio	• Highly diversified loan portfolio without material loan concentrations • Strong asset quality and continued firm-wide commitment to upholding high standards of credit quality • Reserves/NPLs of 416% and NPL/Loans of 0.38% (excludes PPP loans; as of 12/31/20)
Strong Core Deposits	• Attractive core deposit to total deposit ratio (98%) [1] • Low cost of total deposits (22 bps) and cost of non-time deposits (7 bps) in Q4 2020
Robust Capital and Liquidity Position	• GAAP and regulatory capital levels significantly in excess of well-capitalized requirements • Remains substantially core deposit funded, with a low loan-to-deposit ratio • High quality, short duration securities portfolio and asset sensitive balance sheet
Diversified Revenue	• Significant revenue derived from diverse and complimentary fee income sources • Noninterest income/operating revenue of 29.5% MRQ and FY2020 • Nearly half of fee income derived from high margin, low capital wealth and payment businesses
Attractive Profitability and Returns	• Core Pre-Provision Net Revenue ROAA 1.75% FY2020 and 1.80% Q4 2020[2] • Core ROAA & ROATCE 1.06% and 12.47% FY2020 and 1.31% and 15.21% Q4 2020[2] • Core Adjusted Efficiency Ratio for FY2020 is 53.02% and for 52.39% Q4 2020[2] • 4Q20 Core diluted EPS $0.62[2] and quarterly dividend of $0.23 (4.20% yield)[3]

(1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less
(2) Non-GAAP calculation, see Appendix (3) Based on BUSE closing stock price on February 5, 2021. Company announced dividend increase to $0.23 on January 13, 2021

5

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2018 and 2019 Best-In-State Banks (Illinois), American Banker's "Best Banks to Work For" since 2016, and Best Places to Work in money management by Pensions & Investments Magazine in 2018, 2019, and 2020
- Numerous, other repeat "Best Places to Work" awards in all states in which it operates
- First Busey maintains an unwavering focus on its 4 Pillars – associates, customers, communities and shareholders

Branch Map


Sarasota
Sebring
Port Charlotte
Cape Coral
Clinton
Dixon
Chicago
Gary
La Porte
South Bend
Goshen
Valparaiso
Warsaw
Ottawa
Kankakee
Peoria
Pontiac
Bloomington
Logansport
Kokomo
Lafayette
Keokuk
Macomb
Kirksville
Lincoln
Danville
Anderson
Quincy
Rushville
Springfield
Crawfordsville
Indianapolis
Macon
Jacksonville
Charleston
Paris
Terre Haute
INDIANA
Effingham
Robinson
Columbia
Vandalia
Olney
Vincennes
Bedford
Jefferson City
Salem
Jasper

Primary Business Segments

Commercial Banking

BuseyBANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 68 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $10.23bn Assets Under Care

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 28 million transactions per year

(1) Non-GAAP calculation, see Appendix

Financial Highlights

$ in millions	2018	2019	2020
Total Assets	$7,702	$9,696	$10,544
Total Loans (Exc. HFS)	5,568	6,687	6,814
Total Deposits	6,249	7,902	8,678
Total Equity	995	1,220	1,270
NPA/Assets	0.48%	0.34%	0.27%
NIM	3.45%	3.38%	3.03%
Core PPNR ROAA[(1)]	1.86%	1.76%	1.75%
Core ROAA[(1)]	1.34%	1.25%	1.06%
Core ROATCE[(1)]	15.89%	14.54%	12.47%

6

7 7 Online Banking Credit and Debit Cards Checking Services Consumer Loans Commercial Lending Business Saving Services Personal Business Mortgage Banking Mobile Banking Diversified Business Model Investment Services Investment Management Financial Goals Private Client Business Planning Business Checking Services Merchant Services Solutions Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Walk - In Payments Online Bill Payments Mobile Payments Direct Debit Business Solutions Payment Solutions Investment Advisory Banking the intersection of commercial and wealth

8 8 Attractive Geographic Footprint Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities Northern Gateway Central Florida Banking Centers: 8 Deposits: $1.1B Avg. Deposits Per Branch: $137.5MM Assets Under Care: $100MM Median HHI: $76,758 Banking Centers: 24 Deposits: $2.7B Avg. Deposits Per Branch: $112.5MM Assets Under Care: $1.5B 2020 Pop: 2.8 Million Banking Centers: 32 Deposits: $4.9B Assets Under Care: $7.6B Avg. Deposits Per Branch: $153.1MM DMS Rank: Top 5 in 7 out of 8 IL Markets Banking Centers: 4 Deposits: $289MM Avg. Deposits Per Branch: $72.3MM Assets Under Care: $1.0B 2020 - 25 Pop. Growth: 5.9% versus U.S. avg. 2.9% Previously announced branch consolidation was completed on October 23, 2020. Exhibits above depict the First Busey franchise su bsequent to the completion of those branch closures. Exhibits do not include statistics related to the announced acquisition of Glenview State Bank Source: S&P Global Market Intelligence, US Cens us Claritas data as of 6.30.20 Wealth assets under care (AUC) balances as of 12.31.20 The proposed acquisition of Glenview State Bank, announced on January 19, 2021 would add 7 branches and approximately $1.2 billion in deposits and $1.1 billion in wealth assets under care (AUC) to our Northern Region

Experienced Management Team



Van A. Dukeman

Chairman, President & Chief Executive Officer, First Busey Corporation

Has served as President & CEO of First Busey since 2007. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007.

In addition to his role as President & CEO, Mr. Dukeman became Chairman of the Holding Company Board effective July 22.

Mr. Dukeman's 40 years of diverse financial services experience and extensive board involvement throughout his career brings a conservative operating philosophy and a management style that focus on Busey's associates, customers, communities and shareholders.

Highly experienced board with nearly 150 years of combined director experience

Management aligned with shareholders (insider ownership of 8.3%)



Robin N. Elliott

President & CEO, Busey Bank

Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO.

Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives.

Before joining Busey, Mr. Elliott worked for various national public accounting firms, including Ernst & Young.



Jeffrey D. Jones

EVP & CFO

Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey.

Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc.

Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve.



Robert F. Plecki, Jr.

EVP, Chief Banking Officer

Joined Busey in 1984 and has served in the role of Chief Credit Officer or Chief Banking Officer of First Busey since 2010 as well as serving as the Chair of Credit Committees.

Mr. Plecki previously served as President & CEO of Busey Wealth Management, COO, and EVP of the Florida and Champaign market.

Prior to the 2007 merger with First Busey, Bob served in various management roles at Main Street Trust.

Amy L. Randolph
Chief of Staff & EVP of Pillar Relations

John J. Powers
EVP & General Counsel

Monica L. Bowe
EVP & Chief Risk Officer

9

10 10 • Capital ratios significantly in excess of well - capitalized minimums • Regulatory capital relief on CECL implementation and PPP loans • TCE/TA ratio of 9.03% at 12/31/20 (1) • Total RBC of 17.04% at 12/31/20 • TBV per share of $16.66 at 12/31/20 (1) , up 7.8% year - over - year • Diversified portfolio, conservatively underwritten with low levels of concentration • NPAs/Assets: 0.27% NPLs/Loans(ex - PPP): 0.38% NCOs/Avg Loans: 0.12% • Substantial reserve build under CECL ACL/Loans: 1.59% (2) ACL/NPLs: 415.82% • Significant decline in commercial loans in active deferral/modification from 23.1% of total ex - PPP commercial loan portfolio at June 30, 2020 to 4.0% at January 15, 2021 • Classified assets down 8.5% Y - o - Y and Q - o - Q, now representing only 8.5% of total capital • 100 / 300 Test: 41% C&D 221% CRE • Robust holding company and bank - level liquidity • Strong core deposit franchise – 78.5% loan - to - deposit ratio, 97.7% core deposits (3) • Borrowings accounted for approximately 3.3% of total funding at 12/31/20 • $3.0 billion in cash & securities (72% of securities portfolio unpledged) • Substantial sources of off - balance sheet contingent funding ($3.2 billion) Protecting a Strong Balance Sheet (1) Non - GAAP calculation, see Appendix (2) Excluding amortized cost of PPP loans (3) Core Deposits include non - brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or les s Robust Capital Foundation Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity

11 11 Robust Capital Foundation (1) Non - GAAP calculation, see Appendix (2) 4Q20 Capital Ratios are preliminary estimates Leverage Ratio (2) $784 $922 $922 $941 $964 $983 10.4% 9.9% 9.9% 9.4% 9.4% 9.8% 4% 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Tier 1 Capital Leverage Ratio Min Ratio $ in millions ($ in millions) Tangible Common Equity Ratio (1) $703 $865 $864 $884 $905 $921 9.5% 9.3% 9.2% 8.4% 8.9% 9.0% 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 TCE TCE Ratio $ in millions Total Capital Ratio (2) $ in millions $603 $739 $756 $739 $737 $731 $291 $298 $291 $461 $489 $515 14.8% 14.0% 13.9% 16.2% 16.6% 17.0% 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Well Cap Min Excess over Min Total Capital Ratio $ in millions $ in millions Current Ratio 17.0% 13.4% 12.4% Minimum Well Capitalized Ratio 10.0% 8.0% 6.5% Amount of Capital $1,246 $983 $909 Well Capitalized Minimum $731 $585 $475 Excess Amount over Well-Capitalized Min $515 $398 $434 Total Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Consolidated Capital as of 12/31/2020 (2)

12 12 High Quality Loan Portfolio (1) Based on loan origination (2) Excludes Credit Card and Overdraft Protection Loan Portfolio Composition as of 12/31/2020 MRQ Yield on Loans (ex-PPP) = 3.87% Total Loan Portfolio (ex-PPP) = $6.4 billion MRQ Yield on Loans = 4.07% Total Loan Portfolio = $6.8 billion Commercial & Industrial 30% Owner Occupied CRE 13% Non - Owner Occupied CRE 29% Construction & Development 7% 1 - 4 Family Residential 16% HELOCs 5% Other 0% Loan Portfolio Geographic Segmentation (1) Missouri 24% Indiana 5% Illinois 66% Florida 5% Funded Draws & Line Utilization Rate (2) 2,084 2,044 2,020 1,945 1,924 1,855 1,821 1,821 1,774 1,807 58% 57% 56% 54% 54% 52% 53% 52% 52% 52% Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Funded Draws % Utilized

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 25% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 16%, or 4% of total loans
- Only 2.3% of C&I loans are classified
- No material exposure to oil & gas
- Decrease in C&I loans outstanding from Q1 to Q4 driven by decreased line utilization

Total C&I Loans (1)



$ in millions
$1,680
$1,748
$1,767
$1,629
$1,545
$1,569
2019 Q3
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	12/31/20 Classified Balances
Manufacturing	$259,367	4.1%	$11,816
Finance and Insurance	$184,290	2.9%	$0
Educational Services	$167,600	2.6%	$881
Real Estate Rental & Leasing	$155,263	2.4%	$793
Wholesale Trade	$152,812	2.4%	$925
Agriculture, Forestry, Fishing and Hunting	$109,318	1.7%	$1,964
Construction	$107,136	1.7%	$2,321
Health Care and Social Assistance	$93,253	1.5%	$162
Public Administration	$66,263	1.0%	$0
Retail Trade	$64,492	1.0%	$918
Food Services and Drinking Places	$42,501	0.7%	$1,186
Transportation	$40,314	0.6%	$2,069
Professional, Scientific, and Technical Services	$36,349	0.6%	$7,675
Other Services (except Public Administration)	$28,366	0.4%	$71
Administrative and Support Services	$17,518	0.3%	$3,560
Arts, Entertainment, and Recreation	$12,585	0.2%	$2,086
Information	$9,295	0.1%	$0
Accommodation	$7,570	0.1%	$0
Management of Companies and Enterprises	$7,054	0.1%	$0
Waste Management Services	$2,403	0.0%	$0
Mining, Quarrying, and Oil and Gas Extraction	$1,832	0.0%	$0
Utilities	$1,677	0.0%	$0
Warehousing and Storage	$980	0.0%	$0
Other	$375	0.0%	$0
Grand Total	**$1,568,611**	**24.6%**	**$36,426**

13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Subsector	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	12/31/20 Classified Balances	% of Category Classified	12/31/20 PPP Balances
Food Manufacturing	$57,565	0.9%	$0	$1,477	2.6%	$4,289
Transportation Equipment Manufacturing	$53,873	0.8%	$0	$1,321	2.5%	$109
Machinery Manufacturing	$51,048	0.8%	$0	$216	0.4%	$5,880
Miscellaneous Manufacturing	$38,071	0.6%	$0	$0	0.0%	$3,271
Fabricated Metal Product Manufacturing	$12,390	0.2%	$0	$109	0.9%	$2,517
Primary Metal Manufacturing	$9,649	0.2%	$0	$0	0.0%	$1,723
Printing and Related Support Activities	$8,311	0.1%	$0	$0	0.0%	$4,297
Nonmetallic Mineral Product Manufacturing	$5,683	0.1%	$0	$0	0.0%	$536
Electrical Equipment, Appliance, and Component	$5,296	0.1%	$0	$0	0.0%	$59
Beverage and Tobacco Product Manufacturing	$4,520	0.1%	$1,804	$3,039	67.2%	$799
Plastics and Rubber Products Manufacturing	$3,511	0.1%	$0	$621	17.7%	$718
Paper Manufacturing	$3,127	0.0%	$0	$2,619	83.8%	$891
Computer and Electronic Product Manufacturing	$2,378	0.0%	$0	$2,360	99.3%	$539
Textile Product Mills	$1,407	0.0%	$0	$0	0.0%	$1,340
Furniture and Related Product Manufacturing	$1,148	0.0%	$0	$53	4.6%	$610
Chemical Manufacturing	$599	0.0%	$0	$0	0.0%	$455
Wood Product Manufacturing	$535	0.0%	$0	$0	0.0%	$1,124
Apparel Manufacturing	$244	0.0%	$0	$0	0.0%	$399
Textile Mills	$10	0.0%	$0	$0	0.0%	$0
Petroleum and Coal Products Manufacturing	$0	0.0%	$0	$0	0.0%	$63
Leather and Allied Product Manufacturing	$0	0.0%	$0	$0	0.0%	$71
Grand Total	$259,367	4.1%	$1,804	$11,816	4.6%	$29,689

Total Manufacturing Loans: $259 Million or 4.1% of Loan Portfolio (ex-PPP loans)

4.6% Classified Loans

Diversified exposure across 21 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

14

High Quality Loan Portfolio: CRE

$ in thousands

Owner Occupied CRE Loans by Industry

Property Type	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	12/31/20 Classified Balances
Industrial/Warehouse	$294,969	4.6%	$10,108
Specialty CRE	$246,703	3.9%	$7,676
Office CRE	$204,729	3.2%	$952
Retail CRE	$74,591	1.2%	$845
Restaurant CRE	$68,400	1.1%	$3,937
Apartments	$6,728	0.1%	$0
Continuing Care	$3,824	0.1%	$0
Nursing Homes	$2,085	0.0%	$0
Hotel	$1,387	0.0%	$0
Student Housing	$112	0.0%	$0
Other CRE	$8,259	0.1%	$10
Grand Total	$911,787	14.3%	$23,528

Multifamily - Apartments & Student Housing by State


Other 8%
Missouri 13%
Florida 3%
Indiana 21%
Illinios 55%

- 61.3% Weighted Avg. LTV
- $26.7MM as of 1/15/21 in active deferrals, representing 3.3% of the category balance
- 62.1% are long-term Busey customers (4+ yrs)
- 0.8% Classified Loans in Segment

Investor Owned CRE Loans by Industry [1]

Property Type	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	12/31/20 Classified Balances
Retail CRE	$493,185	7.7%	$511
Apartments	$467,316	7.3%	$1,636
Student Housing	$337,028	5.3%	$4,458
Office CRE	$294,091	4.6%	$2,511
Industrial/Warehouse	$206,387	3.2%	$121
Hotel	$170,541	2.7%	$0
Senior Housing	$137,727	2.2%	$0
Land Acquisition & Dev.	$94,069	1.5%	$2,400
Specialty CRE	$77,580	1.2%	$55
Nursing Homes	$66,181	1.0%	$5,594
Restaurant CRE	$33,688	0.5%	$1,906
1-4 Family	$27,689	0.4%	$1
Continuing Care Facilities	$14,685	0.2%	$0
Other CRE	$6,536	0.1%	$225
Grand Total	$2,426,702	38.1%	$19,419

(1) Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE

CRE Portfolio Overview

- 52% of total loan portfolio
- 27% of CRE loans are owner-occupied
- Only 1.3% of total CRE loans and 0.8% of non-owner occupied CRE loans are classified
- Low Levels of Concentrated Exposure
  - Retail CRE top concentration at 17% of total CRE portfolio

15

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Retail Trade & Retail CRE Loans


Community Retail Center 6%
Shopping Center 9%
Retail Trade (C&I) 10%
Mixed Use - Retail 13%
Single Tenant 16%
Strip Center 46%

Retail Flag	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	12/31/20 PPP Balances
Strip Center	$288,408	4.5%	$3,884	67.1%	0.1%	$0
Single Tenant	$104,497	1.6%	$115	54.4%	0.8%	$0
Mixed Use - Retail	$80,113	1.3%	$0	58.9%	0.1%	$0
Retail Trade (C&I)	$64,492	1.0%	$0		1.4%	$25,780
Shopping Center	$55,595	0.9%	$7,035	46.0%	0.0%	$0
Community Retail Center	$39,163	0.6%	$0	49.9%	0.0%	$0
Grand Total	$632,267	9.9%	$11,034	60.2%	0.4%	$25,780

Total Retail Loans: $632 million or 9.9% of Loan Portfolio

Traveler Accommodation Loans


Other 2%
Hotel - Boutique 29%
Hotel Ops. (C&I) 4%
Hotel - Large Chain 65%

Subsector	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	12/31/20 PPP Balances
Hotel - Full Service Large Chain	$59,117	0.9%	$12,208	61.4%	0.0%	$0
Hotel - Limited Service Large Chain	$56,751	0.9%	$21,191	63.2%	0.0%	$0
Hotel - Full Service Boutique	$41,775	0.7%	$30,945	65.7%	0.0%	$0
Hotel - Limited Service Boutique	$10,247	0.2%	$0	54.6%	0.0%	$0
Hotel Operations (C&I)	$7,510	0.1%	$0		0.0%	$3,070
Mixed Use - Hotel/Motel	$3,848	0.1%	$0	45.7%	0.0%	$0
Motel CRE	$189	0.0%	$0	28.2%	0.0%	$0
Other Accommodation Loans	$60	0.0%	$0		0.0%	$66
Grand Total	$179,498	2.8%	$64,344	62.3%	0.0%	$3,136

Total Traveler Accommodation Loans: $179 Million or 2.8% of Loan Portfolio

16

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans



Other 1%
Full Serv Restaurant Ops 7%
Limited-Serv Restaurant Ops 21%
Limited-Serv Restaurant CRE 26%
Full Serv Restaurant CRE 45%

Food Services	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	12/31/20 PPP Balances
Full-Service Restaurant CRE	$64,947	1.0%	$15,799	60.5%	9.0%	$0
Limited-Service Restaurant CRE	$37,140	0.6%	$19	72.8%	0.0%	$0
Limited-Service Restaurant Operations	$30,363	0.5%	$1,347		0.0%	$7,034
Full-Service Restaurant Operations	$10,806	0.2%	$6,211		10.8%	$19,163
Drinking Place Operations	$1,040	0.0%	$80		0.0%	$931
Other Food Services	$291	0.0%	$25		0.0%	$1,126
Grand Total	$144,589	2.3%	$23,482	64.9%	4.9%	$28,254

Total Food Services Loans: $145 Million or 2.3% of Loan Portfolio

Agriculture Loans



Other 1%
Indiana 6%
Illinois 93%

Geographic Location by State	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Farmland WAVG LTV	% of Classified Loans in Segment	% of Long-Term Customers (4+ Yrs)
Illinois	$77,638	1.2%	$0	42.0%	0.8%	84.6%
Indiana	$2,168	0.0%	$0	46.3%	0.0%	100.0%
Other State	$736	0.0%	$0	36.3%	0.0%	100.0%
Missouri	$302	0.0%	$0	40.3%	0.0%	100.0%
Total Farmland	$80,844	1.3%	$0	42.2%	0.7%	85.3%
Illinois	$44,028	0.7%	$0		3.1%	91.4%
Indiana	$5,349	0.1%	$0		0.0%	100.0%
Total Farm Operating Line	$49,376	0.8%	$0		2.8%	91.6%
Grand Total	$130,220	2.0%	$0		1.5%	87.5%

Total Agriculture Loans: $130 Million or 2.0% of Loan Portfolio

17

Update on COVID –Related Deferral & Modification Trends

Commercial and Small Business Clients

- Busey announced on March 26 a six-month modification program, including up to two 90-day deferrals of payments or interest only payment options. This program expired on September 30 and all deferrals granted from this original opt-in program are no longer active
- While our formal program expired, Busey continues to offer support to customers clearly impacted by COVID-19 with deferrals approved after September 30 on a special request basis
- Deferrals have declined in the current outstanding commercial book from 23.4% to 4.0% as of 1/15/21
- Of the current active commercial loan deferral balance, 81.5% are interest-only deferrals while only 18.5% are full payment deferrals

	Commercial Payment Relief Program	1/15/21 # of Loans	1/15/21 $ Net Balances	% of All Deferral Balances	% of Total Net
	Total Commercial Loans: $ in thousands	7,668	$5,055,499		
	Loans with deferrals granted after 9/30/20				
	Loans with aggregate deferral period exceeding 6 months				
	Active Full Pmt Deferrals (ex-SBA loans)	21	$26,977	2.3%	
	Active I/O Deferrals	33	$140,872	11.9%	
	SBA Loans with additional 90-Day Full Pmt Deferrals granted by Busey	8	$1,837	0.2%	
	Total	**62**	**$169,686**	14.4%	*3.4%*
	Loans with aggregate deferral period less than 6 months				
	Active Full Pmt Deferrals	11	$9,002	0.8%	
	Active I/O Deferrals	12	$25,191	2.1%	
	Total	**23**	**$34,193**	2.9%	*0.7%*
A	***Total Active Deferral Loans***	**85**	**$203,879**	**17.2%**	*4.0%*
B	**Expired pmt relief, pmt not yet received**	**5**	**$1,036**	**0.1%**	*0.0%*
C	**Exited Payment Relief Program**	**993**	**$977,056**	**82.7%**	*19.3%*
	Loans currently in the Payment Relief Program (A)	85	$203,879		
	Loans no longer in deferral (B + C)	998	$978,091		
	Total commercial loans granted deferrals (A+B+C):	**1,083**	**$1,181,970**		*23.4%*

18

19 19 Update on COVID – Related Deferral & Modification Trends $ in thousands Property/Industry 12/31/20 Balances (ex-PPP) % of Total Loans (ex-PPP) Classified Loan Balances 1/15/21 Active Deferral Balances % of Segment in Active Deferral Hotel CRE $171,928 2.7% $0 $64,344 37.4% Specialty CRE $350,971 5.5% $7,731 $25,828 7.4% Senior Housing $137,727 2.2% $0 $25,389 18.4% Student Housing $337,140 5.3% $4,458 $23,283 6.9% Restaurant CRE $102,088 1.6% $5,843 $15,818 15.5% Retail CRE $567,776 8.9% $1,356 $11,034 1.9% Industrial/Warehouse $501,356 7.9% $10,230 $10,124 2.0% Office CRE $500,553 7.9% $3,463 $9,965 2.0% Food Services and Drinking Places $42,501 0.7% $1,186 $7,664 18.0% Apartments $474,431 7.5% $1,636 $3,429 0.7% Arts, Entertainment, and Recreation $12,585 0.2% $2,086 $2,469 19.6% Manufacturing $259,367 4.1% $11,816 $1,804 0.7% Health Care and Social Assistance $93,253 1.5% $162 $1,641 1.8% Land Acquisition & Dev. $94,069 1.5% $2,400 $500 0.5% Wholesale Trade $152,812 2.4% $925 $264 0.2% Administrative and Support Services $17,518 0.3% $3,560 $160 0.9% Other CRE $44,128 0.7% $1,441 $72 0.2% Real Estate Rental & Leasing $155,263 2.4% $793 $53 0.0% 1-4 Family $219,369 3.4% $2,149 $38 0.0% Grand Total $203,879 Active Commercial Deferrals by Sectors

20 20 Update on COVID – Related Deferral & Modification Trends Personal Loan and Mortgage Customers Retail Payment Relief Program $ in thousands 1/15/21 # of Loans 1/15/21 $ Balances % of All Deferral Balances % of Total Balances Total Consumer Portfolio Loans (1) 20,801 $1,162,108 ATotal Active Deferral Loans 345 $47,150 39.5% 4.1% BExited Payment Relief Program 532 $72,073 60.5% 6.2% Total loans outstanding that received a deferral (A+B): 877 $119,223 10.3% Retail Active Deferrals Timeline (1) : # of Loans $ Balances Active Deferrals at 6/30/20 892 $124,901 Active Deferrals at 9/30/20 559 $81,922 Active Deferrals at 12/31/20 351 $47,671 Active Deferrals at 1/15/21 345 $47,150 (1) Table does not include GSE servicing-retained loans or purchased HELOC pool

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP
- Busey was a bridge for this program and actively helped its customers sign up for this important financial resource
- On December 27, 2020, the Economic Aid Act became law extending the authority to make Paycheck Protection Program loans through March 31, 3021. The Act allocates $284 billion to fund this third round of PPP. We are actively assisting customers under the extended PPP programs

Summary Impact

- $749.4 million PPP loans originated as part of the CARES Act
- 4,569 total loans processed
- Over 85,000 jobs impacted
- $451.5 million PPP loans outstanding as of 12/31/2020 (see table for detail)
- $287.8 million of borrow forgiveness funds received from SBA during 4Q20
- Additional $167.4 million submitted to SBA pending forgiveness receipt at 12/31/2020
- Generated gross fees of approximately $25.4 million ($20.3 million net of deferred cost; of which $15.2 million was recognized in 2020)
  - Recognized $7.9 million fees net of deferred costs during Q4 2020, $4.2 million during Q3 2020, and $3.0 million during Q2 2020
  - $6.6 million deferred fees and $1.5 million deferred costs remaining as of 12/31/2020

Industry $ in thousands	PPP Balances	# of PPP Loans	Average Loan Size
Construction	$96,682	341	$284
Health Care and Social Assistance	$71,349	330	$216
Professional, Scientific, and Technical Services	$34,594	288	$120
Wholesale Trade	$31,933	110	$290
Manufacturing	$29,689	160	$186
Food Services and Drinking Places	$28,254	274	$103
Other Services (except Public Administration)	$27,091	352	$77
Retail Trade	$25,780	228	$113
Real Estate Rental & Leasing	$23,919	203	$118
Transportation	$17,972	83	$217
Finance and Insurance	$16,978	133	$128
Administrative and Support Services	$16,060	99	$162
Educational Services	$8,568	49	$175
Arts, Entertainment, and Recreation	$6,188	90	$69
Information	$4,129	16	$258
Accommodation	$3,136	29	$108
Other	$2,870	36	$80
Public Administration	$2,066	7	$295
Agriculture, Forestry, Fishing and Hunting	$1,958	75	$26
Warehousing and Storage	$878	3	$293
Waste Management Services	$578	7	$83
Management of Companies and Enterprises	$545	5	$109
Mining, Quarrying, and Oil and Gas Extraction	$271	3	$90
Utilities	$18	1	$18
Grand Total	$451,507	2,922	$155

21

22 22 Navigating Credit Cycle from Position of Strength Overview ▪ C onservative underwriting and strong asset quality allowed t he Company to enter the economic downturn well - prepared ▪ Non - performing asset and classified asset ratios have declined to multi - year lows ▪ Net charge - off experience has remained stable in range of 0.11% to 0.13% over the last three years ▪ Adoption of CECL and subsequent provisioning has significantly bolstered reserve levels (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses NPAs / Assets 7,861 7,702 9,696 10,544 0.36% 0.48% 0.34% 0.27% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 Assets %NPAs/Assets $ in millions Classifieds / Capital (1) $790 $854 $1,099 $1,155 14.7% 14.3% 9.7% 8.5% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 Capital Classified/Capital $ in millions ($ in millions) NCOs / Average Loans $4,567 $5,534 $6,470 $7,007 - 0.01% 0.13% 0.11% 0.12% 2017 2018 2019 2020 Avg Loans NCOs/Avg Loans $ in millions

23 23 Adoption of CECL Fortifies Loan Loss Reserves (1) 4Q17 provision expense was $5.303 million and net recoveries were $0.484 million Allowance / NPLs $27,365 $36,598 $29,507 $24,301 196% 138% 182% 416% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 NPLs Allowance/NPLs $ in thousands Provision Coverage / Net Charge-offs 0.6x 1.4x 4.7x FY 2017 FY 2018 FY 2019 FY 2020 Provision Multiple Allowance / Loans (ex-PPP) $5,520 $5,568 $6,687 $6,368 0.97% 0.91% 0.80% 1.59% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 Ex-PPP Loans (EOM) Allowance/Ex-PPP Loans $ in millions ($ in millions) Allowance / NPAs $28,648 $36,974 $32,564 $28,872 187% 137% 165% 350% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 NPAs Allowance/NPAs $ in thousands

24 24 Ample Sources of Liquidity (1) Core Deposits include non - brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or les s Unpledged Securities $1,606 Available FHLB $1,337 FRB Discount $505 Fed Funds Lines $467 Brokered Availability (10% deposits) $860 Total $4,775 Contingency Liquidity as of 12/31/20 $ in millions 2020 Q4 Average Cost of Deposits = 0.22% 2020 Q4 Average Cost of Non-Time Deposits = 0.07% 2020 Q4 Average Deposit Composition Non - Int DDA 30% Int DDA 26% Savings & MMDA 30% CD < 250k 11% CD > 250k 3% $ in millions ($ in millions) Core Deposits (1) / Total Deposits $5,705 $7,587 $7,624 $8,595 $8,392 $8,478 91.3% 96.0% 95.6% 96.5% 97.1% 97.7% 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Core Deposits Core/Total Deposits $ in millions Total Deposits & Loan to Deposit Ratio $6,249 $7,902 $7,973 $8,910 $8,643 $8,678 89.1% 84.6% 84.6% 81.1% 82.4% 78.5% 2018 Q4 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Total Deposits Loan to Deposit Ratio $ in millions

25 25 • Net Interest Income increased 4.6% from $69.8 million in Q3 to $72.9 million in Q4 • Loan interest income and fees (net of deferred costs) attributable to PPP increased to $9.5 million in 4Q20 from $6.1 million in 3Q20 • NIM increased 20 bps from 2.86% in Q3 to 3.06% in Q4; core NIM (ex - PPP and discount accretion) increased 4 basis points from 2.71% in Q3 to 2.75% in Q4 • PPP loan forgiveness and associated recognition of deferred fees net of deferred cost contributed 21 bps to NIM • Core ex - PPP and ex - accretion loan yield declined 5 bps from 3.78% to 3.73% offset by 5 bps improvement in funding costs • Accretion income accounted for 10 bps of NIM in Q4, down from 11bps in Q3 Non - Interest Expense • Non - interest income of $30.5 million in Q4, equated to 29.5% of operating revenue • Wealth Management fees rose to $10.6 million in 4Q20 with assets under management up 7.6% to $10.2 billion at quarter - end • Fees for customer services were $8.2 million in Q4, an increase from $8.0 million in Q3 • Mortgage revenue declined to $3.2 million in 4Q20 from $5.8 million in 3Q20 • Core non - interest expenses (1) (excluding one - time acquisition and restructuring related items) of $56.5 million in 4Q20 • Core adjusted non - interest expenses (excluding intangible amortization, unfunded commitment provision and one - time items) of $54.1 million in 4Q20, equating to 52.4% core adjusted efficiency ratio (1) • $5.1 million decrease in quarterly run rate of core adjusted expenses (1) since 4Q19 implies 8.6% reduction in core expense base • Amortization expense associated with tax credits increased core non - interest expenses $1.1 million quarter over quarter. These expenses are offset dollar for dollar in the income tax expense line • Core, adjusted pre - provision net revenue of $47.2 million (1.80% PPNR ROAA) (1) • Core net income of $34.3 million or $0.62 per diluted share (1) • 1.31% Core ROAA and 15.2% Core ROATCE (1) Earnings Non - Interest Income Net - Interest Income Quarterly Earnings Review (1) Non - GAAP calculation, see Appendix Provision • Provision expense of $3.1 million in Q4 compared to $5.5 million in Q3 • Net charge - offs totaled $0.9 million in Q4 compared to $2.8 million in Q3

26 26 Core Earnings Power (1) Non - GAAP calculation, see Appendix ($ in millions) Core Pre-Provision Net Revenue / Avg. Assets (1) $43,600 $41,131 $38,211 $46,448 $48,701 $47,156 1.79% 1.68% 1.59% 1.80% 1.81% 1.80% 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Core PPNR Core PPNR / Avg Assets $ in thousands Core ROAA & ROATCE (1) 14.5% 14.9% 7.4% 12.2% 14.8% 15.2% 1.25% 1.30% 0.64% 1.02% 1.22% 1.31% 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Core ROATCE Core ROAA ($ in millions) Core Net Income & Earnings Per Share (1) $30,535 $31,782 $15,479 $26,191 $32,803 $34,255 $0.55 $0.57 $0.28 $0.48 $0.60 $0.62 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Core Net Income Earnings Per Share $ in thousands Net Interest Margin 4.18% 4.03% 3.47% 3.26% 3.41% 0.87% 0.80% 0.47% 0.42% 0.37% 3.35% 3.27% 3.03% 2.86% 3.06% 0.14% 0.14% 0.10% 0.11% 0.10% 3.03% 2.82% 2.85% 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 Earning Assets Cost of Funds NIM Accretion Ex-PPP Loan NIM Earning Assets Yield Net Interest Margin Accretion Cost of Funds

27 27 Net Interest Margin • PPP contribution driven by $288 million of SBA forgiveness resulting in acceleration of net fee accretion recognition • Leveraging our core deposit dominated funding base to drive down funding costs further in the 4Q Historical Key Rates 5.50% 5.00% 4.75% 3.25% 3.25% 3.25% 3.25% 2.39% 2.02% 1.76% 0.99% 0.17% 0.15% 0.14% 2.00% 1.68% 1.92% 0.70% 0.67% 0.72% 0.92% 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 Prime 1m LIBOR 10-Yr Treasury ($ in millions) Net Interest Income & Net Interest Margin $3.0 $2.8 $2.5 $2.6 $2.5 $72.7 $70.2 $71.5 $70.4 $73.6 3.27% 3.20% 3.03% 2.86% 3.06% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 TE Net Interest Income Accretion Tax Equivalent NIM $ in millions Net Interest Margin Bridge 3.06% 0.04% - 0.05% - 0.01% 0.05% 0.17% 2.86% -0.50% 0.50% 1.50% 2.50% 3.50% 4Q20 NIM Core NIM (ex-PPP & PA)Expansion Ex-PPP Loan Yield Discount Accretion Reduction in Funding Cost Q-o-Q Change in PPP Contribution 3Q20 NIM Net Interest Income increased 4.6% from $69.8 million in Q3 to $72.9 million in Q4 Net Interest Margin increased 20 bps vs Q3 from 2.86% to 3.06% Core NIM (ex - PPP and PA) increased 4 bps from 2.71% to 2.75%

Diversified and Significant Sources of Fee Income

Overview

- Resilient, varied and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression
- Fee income represented 29.5% of operating revenue in 4Q20 and 29.5% FY 2020
- Key businesses of wealth management and payment processing contributed 48% of fee income in 4Q20
- Q-o-Q decline in non-interest income primarily attributable to $2.6 million decline in mortgage revenue

Non-Interest Income / Total Revenue



$ in millions
$104.4
$103.6
$97.0
$98.8
$102.0
$103.4
29.6%
30.5%
28.4%
28.3%
31.6%
29.5%
$30.9
$31.6
$27.5
$28.0
$32.3
$30.5
2019 Q3
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Non-Interest Income
Net Interest Income
Non-Int Inc / Total Income

Sources of Non-Interest Income

$ in thousands

Non-Interest Income Details	2020 Q4
Wealth Management Fees	$10,632
Fees for Customer Services	$8,204
Remittance Processing	$3,930
Mortgage Revenue	$3,159
Income on Bank Owned Life Insurance	$1,019
Net Security Gains	$855
Other Non-Interest Income	$2,700
Total Non-Interest Income	**$30,499**



Net Security Gains 3%
Other Non-Interest Income 9%
Income on Bank Owned Life Insurance 3%
Wealth Management Fees 35%
Mortgage Revenue 10%
Remittance Processing 13%
Fees for Customer Services 27%

28

Resilient Wealth Management Platform



Wealth - Assets Under Care
$ in millions
$9,696
$8,925
$9,021
$9,503
$10,228
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4



Wealth - Revenue & Pre-tax Income
$ in thousands
$11,354
$11,709
$10,310
$10,662
$10,748
36.8%
40.4%
39.3%
39.1%
40.8%
$4,176
$4,735
$4,056
$4,165
$4,387
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Overview

- Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services

Q4 2020 Summary

- Assets under care (AUC) eclipsed $10 billion for the first time in the company's history and increased to $10.2 billion in 4Q20, a 7.6% increase over 3Q20 and 5.5% over the previous quarterly high in 4Q19
- Wealth revenue of $10.7 million in 4Q20, and $43.4 million for FY2020
- Wealth pre-tax net income of $4.4 million in 4Q20, and $17.3 million for FY2020
- Pre-tax profit margin of 40.8% in Q420 compares to 39.9% for FY2020
- Strong quarter for new assets funded, with $152 million during 4Q20 and $564 million for the year

Acquisition

- Announced acquisition of Glenview State Bank would add nearly $1.1 billion in AUC upon completion

29

Focused Control on Expenses Driving Efficiency Gains

Non-Interest Expense


$65,490
$2,681
$3,652
$59,157
$60,514
$2,557
$145
$1,017
$56,795
$53,068
$2,519
$487
$567
$49,495
$56,542
$2,493
$2,529
$250
$51,270
$64,073
$2,439
$7,550
$54,096
-$12
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Core Adjusted Expenses
Unfunded Provision
One-time Non-Recurring Expenses
Intangible Amortization

Efficiency Ratio (1)


60.5%
57.0%
59.7%
59.5%
58.5%
51.0%
50.5%
49.9%
52.4%
50.0%
49.7%
59.7%
52.4%
52.4%
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Reported Eff Ratio
Core Eff Ratio
Core Eff Ratio (ex-CECL) (2)

(1) Non-GAAP calculation, see Appendix (2) Core Efficiency Ratio (ex-CECL) Non-GAAP less provision for unfunded commitments

- The Company's efforts to reduce core expenses have driven efficiency gains despite the margin compression experienced
- Core adjusted expenses(1) of $54.1 million in 4Q20 excluding amortization, acquisition / restructuring related charges
- $5.1 million decrease in quarterly run rate of core adjusted expenses(1) since 4Q19 implies 8.6% reduction in core expense base
- $2.5 million Q-o-Q increase in core expenses attributable to:
  - $1.1 million increase in New Market Tax Credit amortization (offset in income taxes)
  - $0.9 million increase in core professional fees
  - Seasonal variances in compensation expense
  - Uptick in COVID-depressed expenses such as marketing and business development

30

31 31 Focused Control on Expenses Driving Efficiency Gains ▪ Fixed asset impairment of $6.7 million was recorded during the fourth quarter of 2020 related to these banking centers ▪ Operating model reorganization executed in Q3 2020 anticipated annualized pre - tax non - interest expense savings of approximately $3.6 million, with approximately $1.6 million impacting 2020. Non - operating pre - tax expenses (1) in relation to the reorganization were $1.4 million in Q3 2020 Recap of Recently Completed Bank Efficiency Initiatives ▪ In accordance with the Company’s previously announced plans, 12 banking centers were closed on October 23, 2020, as part of the Company’s efforts to ensure a balance between its physical banking center network and robust digital banking services while also optimizing operating efficiency ▪ When fully realized, annualized expense savings net of expected associated revenue impacts are anticipated to be approximately $3.3 million. A significant majority of these cost savings began to be realized in the fourth quarter of 2020 ▪ Non - operating pretax expenses (1) in salaries, wages and employee benefits in relation to the banking center closings were $0.6 million during the third quarter of 2020 and $0.1 million in the fourth quarter of 2020 ▪ Headcount reduced 15.6% from 3Q19 to 4Q20 ($ in millions) Full-Time Equivalents (FTE) 1,595 1,531 1,507 1,480 1,371 1,346 2019 Q3 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 (1) Non - GAAP calculation, see Appendix

32 32 Experienced and Successful Acquirer Source: S&P Global Market Intelligence. Note: Cummins - American financials based on wholly - owned bank subsidiary, Glenview State Bank, bank - level regulatory data as of 9 /30/2020. Note: Financial data for previously closed transactions are as of the closing date for each transaction. First Busey has announced or closed six whole - bank transactions since 2014, expanding into the Chicago and St. Louis markets, adding over $7.0 billion in total assets and ~$3.4 billion in AUC Transaction Date Assets ($MM) Loans ($MM) Deposits ($MM) Branches MSA Closed January 2015 $274 $112 $241 3 Peoria Closed April 2016 $1,599 $1,429 $1,227 13 St. Louis Closed July 2017 $1,397 $1,105 $1,135 9 Chicago Closed October 2017 $657 $370 $506 13 Peoria Closed January 2019 $1,713 $892 $1,435 19 St. Louis Announced January 2021 $1,395 $479 $1,199 7 Chicago Integrations of past acquisitions have resulted in financial results meeting or exceeding initial expectations Trust & Wealth AUM/AUC ($MM) ~$150 --- --- ~$600 ~$1,500 ~$1,100

Acquisition of Cummins-American Corp. (Glenview State Bank)

Overview

- Cummins-American Corp. has provided banking and financial services in the Chicago area since 1921 through its wholly-owned subsidiary Glenview State Bank
- Seven full-service branch locations all located in the northern suburbs of Chicago
- Profitable wealth management business with $1.1 billion in assets under care (AUC)
- Core deposits represent approximately 96% of deposits
- 0.29% total cost of deposits and 0.05% cost of non-time deposits in 3Q20

Footprint Highlights

- Operating markets provide attractive demographics and business dynamics aligned with operating model
- Serving over 50,000 households and over 1,200 businesses with revenue greater than $5 million in operating markets
- Median household income in operating markets in excess of $119,000, compared to ~$77,000 in the Chicago MSA and ~$70,000 in the state of Illinois
- $171.3 million average deposits per location

Branch Map


Buffalo Grove
Wheeling
Northbrook
Glencoe
Winnetka
Northfield
Kenilworth
Wilmette
Evanston
Prospect Heights
Arlington Heights
Glenview
Des Plaines
Morton Grove
Niles
Skokie
Elk Grove
Elk Grove Village
Park Ridge
Lincolnwood
Rosemont

Bank-Level Financial Highlights

Balance Sheet ($M)		Capital	
Assets	$1,395	TCE / TA (ex. PPP)	13.2%
Net Loans (incl. HFS)	$466	Leverage Ratio	10.4%
Deposits	$1,199		
Profitability (LTM)		**Asset Quality**	
NIM	2.47%	NPAs (ex. TDRs)/ Assets (ex. PPP)	0.33%
ROAE[(1)]	5.54%	LLR/Loans (ex. PPP)	3.06%
ROAA[(1)]	0.68%	LLR/NPLs	286.2%
Efficiency Ratio	62.5%	NCOs/Avg. Loans	0.02%

Source: S&P Global Market Intelligence, 2020 FDIC Summary of Deposits, DatabaseUSA.
Financial data based on bank-level regulatory data as of 9/30/2020.
(1) Adjusted for C-Corp status and tax effected at 25.00%.

33

Pro Forma Franchise

Overview

- 60 full service branches throughout Illinois, as well as 10 in Missouri, 4 in Florida and 1 in Indiana
- Pro forma First Busey remains the 3rd largest regional community bank headquartered in Illinois and moves into the top 20 deposit market share in the Chicago MSA

Branch Map


BUSE (68)
Glenview State Bank (7)
Wheeling
Northbrook
Hoffman Estates
Arlington Heights
Des Plaines
Evanston
Skokie
Elgin
Schaumburg
Sycamore
South Elgin
Streamwood
Park Ridge
De Kalb
Bloomingdale
St Charles
Carol Stream
Geneva
Batavia
Elmhurst
Oak Park
Chicago
Wheaton
Lombard
Cicero
Downers Grove
Aurora
Naperville
Darien
Burbank
Woodridge
Oak Lawn
Bolingbrook
Blue Island
Oswego
Sandwich
Yorkville
Romeoville
Calumet City
Harvey
Hammond
Gary
Lansing
Portage
Joliet
New Lenox
Chicago Heights
Highland
Hobart
Merrillville
Crown Point
Midewin National Tallgrass Prairie
Ottawa

Illinois Pro Forma Deposit Market Share

Illinois		June 30, 2020		
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	JPMorgan Chase & Co. (NY)	315	111,379,734	18.58
2	Bank of Montreal	196	83,192,008	13.88
3	Bank of America Corporation (NC)	142	46,817,770	7.81
4	Northern Trust Corp. (IL)	5	34,446,777	5.75
5	Wintrust Financial Corp. (IL)	152	33,553,969	5.60
6	Fifth Third Bancorp (OH)	176	28,476,232	4.75
7	Canadian Imperial Bank	21	27,228,225	4.54
8	PNC Financial Services Group (PA)	173	19,954,079	3.33
9	U.S. Bancorp (MN)	194	15,293,224	2.55
10	Citigroup Inc. (NY)	60	15,255,000	2.55
11	First Midwest Bancorp Inc. (IL)	105	13,394,494	2.23
12	Huntington Bancshares Inc. (OH)	143	9,957,896	1.66
13	Wells Fargo & Co. (CA)	19	9,445,873	1.58
14	**Pro Forma Company (1)**	**60**	**8,533,972**	**1.43**
14	**First Busey Corporation (IL) (1)**	**53**	**7,351,883**	**1.23**
15	Associated Banc-Corp (WI)	44	5,257,841	0.88
40	**Cummins-American Corp. (IL)**	**7**	**1,182,089**	**0.20**
	Total For Institutions In Market	**4,057**	**599,582,195**	

Chicago MSA Pro Forma Deposit Market Share

Chicago-Naperville-Elgin, IL-IN-WI		June 30, 2020		
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	JPMorgan Chase & Co. (NY)	320	111,639,686	21.62
2	Bank of Montreal	208	83,652,475	16.20
3	Bank of America Corporation (NC)	137	46,345,193	8.97
4	Northern Trust Corp. (IL)	5	34,446,777	6.67
5	Wintrust Financial Corp. (IL)	154	33,773,116	6.54
6	Fifth Third Bancorp (OH)	185	29,088,276	5.63
7	Canadian Imperial Bank	21	27,228,225	5.27
8	PNC Financial Services Group (PA)	138	16,277,060	3.15
9	Citigroup Inc. (NY)	60	15,255,000	2.95
10	First Midwest Bancorp Inc. (IL)	111	13,930,627	2.70
11	U.S. Bancorp (MN)	134	12,809,540	2.48
12	Huntington Bancshares Inc. (OH)	147	10,297,420	1.99
13	Wells Fargo & Co. (CA)	10	8,871,972	1.72
14	Byline Bancorp Inc. (IL)	60	4,911,584	0.95
15	Associated Banc-Corp (WI)	25	3,758,111	0.73
16	First American Bank Corp. (IL)	51	3,731,833	0.72
17	First Bancshares Inc. (IN)	40	3,579,280	0.69
18	Old Second Bancorp Inc. (IL)	28	2,431,436	0.47
19	West Suburban Bancorp Inc. (IL)	45	2,363,369	0.46
20	**Pro Forma Company (1)**	**15**	**2,242,623**	**0.43**
30	**Cummins-American Corp. (IL)**	**7**	**1,182,089**	**0.23**
32	**First Busey Corp. (IL) (1)**	**8**	**1,060,534**	**0.21**
	Total For Institutions In Market	**2,489**	**516,405,291**	

Source: S&P Global Market Intelligence, 2020 FDIC Summary of Deposits.
Financial data as of 9/30/2020.
(1) Branch count excludes the branches that First Busey closed on 10/23/2020 (total deposits from closed branches included).

34

35 35 Transaction Rationale Strategically Compelling • Bolsters presence in attractive collar suburbs of Chicago MSA, with pro forma deposits of more than $2.2 billion and top 20 deposit market share • Enhances wealth management capabilities, adding over $1.1 billion in assets under care • Excess liquidity on balance sheet and attractive, low cost core deposit base positioned well for expanding commercial lending capabilities Financially Attractive • Strong EPS accretion of 6.3% in the first year of fully realized cost savings (2022) • Tangible book value dilution of 1.1% with an earn back of approximately 3.0 years using the cross - over method • Internal rate of return (~18%) exceeds company cost of capital hurdles Dynamic Geographic Footprint • Cummins - American’s footprint lies within the demographically desirable northern suburbs of Chicago • Pro forma company positioned to benefit from the growth potential of leveraging its commercial and wealth focused business model within those markets Limited Integration Risk • Comprehensive due diligence process and thorough loan review completed • Highly conservative risk management culture historically • Pristine historical credit performance (5 - year averages: 0.00% NCOs/Avg. Loans and 0.07% NPAs/Assets (1) ) • Low LTD ratio (39.9% as of 9/30/2020; inclusive of PPP loans) • Cummins - American has an experienced and long - tenured management team with strong connectivity in the communities it serves to assist in post - merger operations, integration and market expansion $10B Asset Threshold • Pro forma company expected to have approximately $11.9 billion in total assets • Anticipated to enable First Busey to mitigate the costs associated with crossing the $10B asset threshold (1) NPAs/Assets excludes restructured loans from nonperforming assets.

36 36 Transaction Terms (1) Based on Busey’s closing price of $23.54 on 1/15/2021. (2) Inclusive of anticipated special dividend. (3) LTM 9/30/2020 consolidated net income adjusted for realized gains on securities and one - time, non - core expenses. (4) Tax affected at 25.00%. (5) Core deposits defined as total deposits less time deposits greater than $100K. Aggregate Deal Value • $190.8 million (1) Consideration Structure • Each share of Cummins - American to receive 444.4783 shares of BUSE and $27,969.67 of cash (aggregate cash consideration of $138.835 million) (2) Consideration Mix • Approximately 27% stock / 73% cash (1) Special Dividend • Cummins - American will pay a $60 million special dividend to its shareholders prior to closing out of existing excess capital, resulting in a dollar - for - dollar reduction to aggregate cash consideration to be paid by BUSE Termination Fee • Termination fee of $8.0 million, equal to 4.2% of the transaction value, will be paid to BUSE by Cummins - American under certain circumstances as set forth in the definitive merger agreement Pricing Ratios • Price / TBV: 1.09x • Price / LTM EPS (3)(4) : 25.5x • Price / 2021 EPS + fully phased - in cost saves (4) : 11.0x • Core Deposit Premium (5) : 1.4% Required Approvals • Cummins - American requires shareholder and regulatory approval • BUSE requires regulatory approval Anticipated Closing • Early to mid - 2 Q (Bank merger to occur between late 2Q and mid - 3Q )

37 37 Transaction Details Tax Structure • Cummins - American operates as an S - Corp • Cummins - American shareholders will make a 338(h)(10) election – Allows First Busey to treat transaction as an asset purchase Cost Savings • 51% of Cummins - American’s non - interest expense phased in over two years – Validated through comprehensive due diligence One - Time Charges • Pre - tax deal related charges of $23.3 million or 12.2% of aggregate deal value Purchase Accounting & CECL Adjustments • 2.3% gross credit mark (excluding PPP) or $9.5 million − PCD mark of $6.9 million and non - PCD mark of $2.6 million • Day 2 CECL reserve of $2.6 million • Additional reserve for unfunded commitments of $0.6 million • $0.6 million loan interest rate mark and a $2.2 million time deposit mark - up $10B Asset Threshold • Projected 46% reduction in First Busey’s interchange revenue (BUSE baseline impact) and 48% reduction in Cummins - American’s interchange revenue (pro forma financial impact) with 50% of the reduction realized in 2022 and 100% in 2023 – First Busey’s 9/30/2020 LTM interchange revenue of $14.3 million – Cummins - American’s 9/30/2020 LTM interchange revenue of $741 thousand Estimated Pro Forma Capital Ratios at Closing • 8.4% TCE/TA • 9.2% Tier 1 Leverage Ratio • 10.9% CET1 Capital Ratio • 14.9% Total Risk Based Capital Ratio

38 38 Due Diligence Review Due Diligence Overview Estimated Purchase Accounting Marks & CECL Crossing $10B Threshold • Thorough due diligence process to evaluate Cummins - American’s credit portfolio – Comprehensive credit review completed by First Busey’s internal team – 90% of outstanding core commercial loan balances were reviewed – 100% of non - performing loans and classified assets were reviewed – Commercial credit reviewed complemented by extensive sampling of retail mortgage and consumer loans as well as selective sampling of PPP credits • Granular review of cost structure and transaction charges • Thorough review of regulatory, legal, operational, and compliance risks Gross Credit Mark $ Amount $9.5M As a Percent of gross loans (ex. PPP) as of 9/30/2020 2.3% PCD Mark $ Amount $6.9M Non - PCD Mark $ Amount $2.6M Day 2 CECL Reserve $ Amount $2.6M Additional Reserve for Unfunded Commitments $0.6 M Loan Interest Rate Mark $ Amount $0.6M Time Deposit Mark - up $ Amount $2.2M • BUSE’s participation in the Paycheck Protection Program has pushed assets over $10 billion on a stand - alone basis • Interim final rule announced on 11/30/2020 by FRB, FDIC and OCC delayed impact to BUSE of Durbin Amendment until 7/1/2022 – Transaction with Cummins - American does not advance this timeframe • BUSE has made the significant investments and continues to refine process necessary to operate above the $10B level • Costs associated with the necessary investments that have been made are reflected in the current run - rate

39 39 Transaction Meets M&A Disciplines Key Attributes Cummins - American Rationale Franchise : • High - density metro market with growth opportunities in commercial & wealth management x Significant expansion in the attractive northern suburbs of Chicago, the Midwest’s largest MSA • Mature franchise with an attractive deposit base x Nearly 100 year old institution with m ore than $1.1 billion in deposits – 96% core (1) with 29 bps overall cost as of 9/30/2020; 39.9% loan - to - deposit ratio • Complementary strategies x Enhances wealth management capabilities with the addition of over $1.1 billion in assets under care • Complementary culture x Similar culture, shared philosophies on conservative risk management, efficient transition and integration Financial: • Accretive to EPS x Strong EPS accretion of 6.3% in the first year of fully realized cost savings • Attractive TBV earn back period x 3.0 years using the cross - over method • Conservative credit marks and achievable cost saves validated through due diligence x 2.3% of total loans; approximately 51% cost savings (1) Core Deposits include non - brokered transaction accounts, money market deposit accounts and time deposits of $250,000 or less . Financial data based on bank - level regulatory data as of 9/30/2020.

Pro Forma Loan & Deposit Portfolio

Loans

BUSE


0.2%
7.4%
5.7%
0.3%
16.8%
24.2%
4.9%
12.8%
8.2%
19.4%
Construction & Land
Home Equity
Nonowner-Occupied CRE
C&I
Other Consumer
Residential Mortgage
Owner-Occupied CRE
Multifamily
Automobile Loans
Farm & Other

MRQ Yield: 3.84%

Cummins-American


3.4%
10.8%
21.9%
2.9%
8.8%
0.3%
2.6%
27.5%
21.7%
Construction & Land
Home Equity
Nonowner-Occupied CRE
C&I
Other Consumer
Residential Mortgage
Owner-Occupied CRE
Multifamily
Automobile Loans
Farm & Other

MRQ Yield: 2.95%

Pro Forma


7.2%
5.3%
0.9%
2.0%
17.1%
4.8%
24.1%
12.5%
7.8%
18.3%
Construction & Land
Home Equity
Nonowner-Occupied CRE
C&I
Other Consumer
Residential Mortgage
Owner-Occupied CRE
Multifamily
Automobile Loans
Farm & Other

MRQ Yield: 3.78%

Deposits

BUSE


7.4%
30.0%
6.8%
55.8%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.28%

Cummins-American


8.3%
24.3%
5.6%
61.9%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.29%

Pro Forma


7.5%
29.3%
6.6%
56.5%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.28%

Source: S&P Global Market Intelligence.
Note: BUSE loan data based on BHC-regulatory data and deposit data based on BHC-GAAP data as of 9/30/2020.
Note: Cummins-American loan and deposit data based on wholly-owned bank subsidiary, Glenview State Bank, bank-level regulatory data as of 9/30/2020.
Note: Loan balances include PPP loans and deposit balances include deposited PPP funds.

40

41 41 APPENDIX 41

Use of Non-GAAP Financial Measures

($ in thousands)
(Unaudited results)

	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net interest income	$ 72,936	$ 69,753	$ 70,813	$ 69,433	$ 71,936
Non-interest income	30,499	32,285	27,964	27,517	31,638
Less securities (gains) and losses, net	(855)	426	(315)	(587)	(605)
Non-interest expense	(64,073)	(56,542)	(53,068)	(60,514)	(65,490)
Pre-provision net revenue	$ 38,507	$ 45,922	$ 45,394	$ 35,849	$ 37,479
Acquisition and other restructuring expenses	7,550	2,529	487	145	3,652
Provision for unfunded commitments	(12)	250	567	1,017	—
New Market Tax Credit amortization	1,111	—	—	1,200	—
Adjusted: pre-provision net revenue	$ 47,156	$ 48,701	$ 46,448	$ 38,211	$ 41,131
Average total assets	$ 10,419,364	$ 10,680,995	$ 10,374,820	$ 9,688,177	$ 9,713,858
Reported: Pre-provision net revenue to average assets[1]	1.47 %	1.71 %	1.76 %	1.49 %	1.53 %
Adjusted: Pre-provision net revenue to average assets[1]	1.80 %	1.81 %	1.80 %	1.59 %	1.68 %

	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net income	$ 28,345	$ 30,829	$ 25,806	$ 15,364	$ 28,571
Acquisition expenses					
Salaries, wages, and employee benefits	—	—	—	—	367
Data processing	56	—	—	—	1,017
Lease or fixed asset impairment	245	234	—	—	165
Professional fees and other	479	99	141	145	879
Other restructuring costs					
Salaries, wages, and employee benefits	113	2,011	346	—	38
Data processing	—	—	—	—	351
Fixed asset impairment	6,657	—	—	—	1,861
Professional fees and other	—	185	—	—	796
MSR valuation impairment	—	—	—	—	(1.822)
Related tax benefit	(1,640)	(555)	(102)	(30)	(441)
Adjusted net income	$ 34,255	$ 32,803	$ 26,191	$ 15,479	$ 31,782
Dilutive average common shares outstanding	54,911,458	54,737,920	54,705,273	54,913,329	55,363,258
Reported: Diluted earnings per share	$ 0.52	$ 0.56	$ 0.47	$ 0.28	$ 0.52
Adjusted: Diluted earnings per share	0.62	0.60	0.48	0.28	0.57
Average total assets	$ 10,419,364	$ 10,680,995	$ 10,374,820	$ 9,688,177	$ 9,713,858
Reported: Return on average assets[1]	1.08 %	1.15 %	1.00 %	0.64 %	1.17 %
Adjusted: Return on average assets[1]	1.31 %	1.22 %	1.02 %	0.64 %	1.30 %

(1) Annualized measure

42

Use of Non-GAAP Financial Measures

($ in thousands) (Unaudited results)	Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Reported: Net Interest income	$ 72,936	$ 69,753	$ 70,813	$ 69,433	$ 71,936
Tax-equivalent adjustment	655	638	717	730	781
Tax-equivalent interest income	$ 73,591	$ 70,391	$ 71,530	$ 70,163	$ 72,717
Reported: Non-interest income	30,499	32,285	27,964	27,517	31,638
Less securities (gains) and losses, net	(855)	426	(315)	(587)	(605)
Adjusted: Non-interest income	$ 29,644	$ 32,711	$ 27,649	$ 26,930	$ 31,033
Reported: Non-interest expense	64,073	56,542	53,068	60,514	65,490
Amortization of intangible assets	(2,439)	(2,493)	(2,519)	(2,557)	(2,681)
Non-operating adjustments:					
Salaries, wages, and employee benefits	(113)	(2,011)	(346)	—	(405)
Data processing	(56)	—	—	—	(1,368)
Impairment, professional fees and other	(7,381)	(518)	(141)	(145)	(1,879)
Adjusted: Non-interest expense	$ 54,084	$ 51,520	$ 50,062	$ 57,812	$ 59,157
Reported: Efficiency ratio	59.70 %	52.42 %	50.97 %	59.69 %	60.54 %
Adjusted: Efficiency ratio	52.39 %	49.97 %	50.48 %	59.54 %	57.02 %

	As of and for the Three Months Ended				
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total assets	$ 10,544,047	$ 10,539,628	$ 10,835,965	$ 9,721,405	$ 9,695,729
Goodwill and other intangible assets, net	(363,521)	(365,960)	(368,053)	(370,572)	(373,129)
Tax effect of other intangible assets, net	14,556	15,239	15,825	16,530	17,247
Tangible assets	$ 10,195,082	$ 10,188,907	$ 10,483,737	$ 9,367,363	$ 9,339,847
Total stockholders' equity	1,270,069	1,255,705	1,236,084	1,217,585	1,220,434
Goodwill and other intangible assets, net	(363,521)	(365,960)	(368,053)	(370,572)	(373,129)
Tax effect of other intangible assets, net	14,556	15,239	15,825	16,530	17,247
Tangible common equity	$ 921,104	$ 904,984	$ 883,856	$ 863,543	$ 864,552
Ending number of common shares outstanding	54,404,379	54,522,231	54,516,000	54,401,208	54,788,772
Tangible common equity to tangible assets[1]	9.03 %	8.88 %	8.43 %	9.22 %	9.26 %
Tangible book value per share	$ 16.66	$ 16.32	$ 15.92	$ 15.57	$ 15.46
Average common equity	$ 1,261,298	$ 1,248,448	$ 1,233,270	$ 1,218,160	$ 1,224,447
Average goodwill and other intangible assets, net	(365,120)	(367,490)	(369,699)	(372,240)	(379,268)
Average tangible common equity	$ 896,178	$ 880,958	$ 863,571	$ 845,920	$ 845,179
Reported: Return on average tangible common equity[2]	12.58 %	13.92 %	12.02 %	7.30 %	13.41 %
Adjusted: Return on average tangible common equity[2][3]	15.21 %	14.81 %	12.20 %	7.36 %	14.92 %

(1) Tax-effected measure (2) Annualized measure (3) Calculated using adjusted net income

43

Use of Non-GAAP Financial Measures

($ in thousands)
(Unaudited results)

	Year Ended 2018	Year Ended 2019	Year Ended 2020
Net income	$ 98,928	$ 102,953	$ 100,344
Acquisition expenses			
Salaries, wages, and employee benefits	1,233	4,083	—
Data processing	406	1,523	56
Lease or fixed asset impairment	—	580	479
Professional fees and other	2,486	8,477	864
Other restructuring costs			
Salaries, wages, and employee benefits	1,058	495	2,470
Data processing	—	827	—
Fixed asset impairment	817	1,861	6,657
Professional fees and other	—	2,248	185
MSR valuation impairment	—	—	—
Related tax benefit	(1,451)	(4,618)	(2,327)
Adjusted net income	$ 103,477	$ 118,429	$ 108,728
Average total assets	$ 7,742,142	$ 9,443,690	$ 10,292,256
Reported: Return on average assets	1.28 %	1.09 %	0.97 %
Adjusted: Return on average assets	1.34 %	1.25 %	1.06 %

(Unaudited results)

	Year Ended 2018	Year Ended 2019	Year Ended 2020
Net interest income	$ 241,406	$ 287,223	$ 282,935
Non-interest income	89,993	116,415	118,265
Less securities (gains) and losses, net	(331)	18	(1,331)
Non-interest expense	(193,043)	(258,794)	(234,197)
Pre-provision net revenue	$ 138,025	$ 144,862	$ 165,672
Acquisition and other restructuring expenses	6,000	20,094	10,711
Provision for unfunded commitments	—	—	1,822
New Market Tax Credit amortization	—	1,200	2,311
Adjusted: pre-provision net revenue	$ 144,025	$ 166,156	$ 180,516
Average total assets	$ 7,742,142	$ 9,443,690	$ 10,292,256
Reported: Pre-provision net revenue to average assets	1.78 %	1.53 %	1.61 %
Adjusted: Pre-provision net revenue to average assets	1.86 %	1.76 %	1.75 %

(Unaudited results)

	Year Ended 2018	Year Ended 2019	Year Ended 2020
Total Assets	$ 7,702,357	$ 9,695,729	$ 10,544,047
Goodwill and other intangible assets, net	(300,558)	(373,129)	(363,521)
Tax effect of other intangible assets, net	8,547	17,247	14,556
Tangible assets	$ 7,410,346	$ 9,339,847	$ 10,195,082
Total stockholders' equity	994,964	1,220,434	1,270,069
Goodwill and other intangible assets, net	(300,558)	(373,129)	(363,521)
Tax effect of other intangible assets, net	8,547	17,247	14,556
Tangible common equity	$ 702,953	$ 864,552	$ 921,104
Ending number of common shares outstanding	48,874,836	54,788,772	54,404,379
Tangible common equity to tangible assets[1]	9.49 %	9.26 %	9.03 %
Tangible book value per share	$ 14.21	$ 15.46	$ 16.66
Average common equity	$ 954,949	$ 1,186,127	$ 1,240,374
Average goodwill and other intangible assets, net	(303,917)	(371,666)	(368,624)
Average tangible common equity	$ 651,032	$ 814,461	$ 871,750
Reported: Return on average tangible common equity	15.20 %	12.64 %	11.51 %
Adjusted: Return on average tangible common equity[2]	15.89 %	14.54 %	12.47 %

(1) Tax-effected measure (2) Calculated using adjusted net income

44